UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16162 Beach Boulevard, Suite 100, Huntington Beach, CA	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 28, 2005, BJ’s Restaurants, Inc. (the “Company”) entered into a Loan Agreement with Union Bank of California, N.A. (“Union Bank”) pursuant to which the Company established a $10,000,000 unsecured revolving line of credit (the “Line of Credit”). The Line of Credit may be used for working capital and other general corporate purposes. While the Company is not obligated to utilize the Line of Credit, it is expected that the Line of Credit will be used primarily for the issuance of letters of credit in connection with the Company’s insurance programs. The Line of Credit has a $7,500,000 sublimit on the issuance of letters of credit.

The outstanding balance of the Line of Credit must be reduced to zero ($0) for at least thirty (30) consecutive days during each twelve (12) month period. The Line of Credit expires and all borrowings thereunder must be repaid on or before December 31, 2008.

Borrowings under the Line of Credit bear interest at LIBOR (for the particular interest period) plus 1% per annum or at Union Bank’s Reference Rate less 1% per annum. Pursuant to the Line of Credit, the Company will be required to pay certain customary fees and expenses associated with maintenance and use of the Line of Credit.

The Loan Agreement contains certain representations and warranties, affirmative and negative covenants and events of default that are customary for credit arrangements of this type, including covenants which restrict the Company’s ability to, among other things, create liens, borrow money (other than purchase money indebtedness, capitalized lease obligations and tenant improvement allowances incurred in the ordinary course) and engage in mergers, consolidations, significant asset sales and certain other transactions. The Company also agreed that it would not incur after tax losses (excluding extraordinary non-cash charges) in any two consecutive quarters during the term of the Line of Credit. In addition, the Company agreed to maintain unencumbered and unrestricted liquid assets at all times in an aggregate amount of not less than the sum of (i) the aggregate principal amount of all advances outstanding under the Line of Credit at such time plus (ii) Two Million Dollars ($2,000,000).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description contained in Item 1.01 above which is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: January 2, 2006	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle, Chief Executive Officer and President

	By:	/s/ Greg Levin
Greg Levin, Chief Financial Officer